Acknowledgement of Independent Registered Public Accounting Firm
The Board of Directors
YUM! Brands, Inc.
We hereby acknowledge our awareness of the use of our report dated May 9, 2017, included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the quarter ended March 31, 2017, and incorporated by reference in the following Registrations Statements:

Description	Registration Statement Number
Form S-3
Yum! Direct Stock Purchase Program	333-46242
Debt Securities	333-188216
Form S-8
Restaurant Deferred Compensation Program	333-36877, 333-32050
Executive Income Deferral Program	333-36955
SharePower Stock Option Plan	333-36961
YUM! Brands 401 (k) Plan	333-36893, 333-32048, 333-109300
YUM! Brands, Inc. Restaurant General Manager Stock Option Plan	333-64547
YUM! Brands, Inc. Long-Term Incentive Plan	333-32052, 333-109299, 333-170929

Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
(signed) KPMG LLP

Louisville, Kentucky
May 9, 2017